Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 10, 2023 with respect to the consolidated financial statements included in the Annual Report of First US Bancshares, Inc. on Form 10-K for the year ended December 31, 2022, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ Carr, Riggs & Ingram, LLC

Atlanta, Georgia

April 28, 2023